UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 5, 2021, the Board of Directors of Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”), in consultation with management and upon the recommendation of the Audit Committee of the Board of Directors, determined that our consolidated financial statements for the year ended December 31, 2020 (the “Original 2020 Financials”) included in our Annual Report on Form 10-K (the “Original 2020 10-K”) filed with the Securities and Exchange Commission (“SEC”) on May 4, 2021 require restatement to correct the equity in losses on equity method investment in EJ Holdings, Inc., a Japanese affiliate (“EJ Holdings”), reflected in our net income and comprehensive income. As a result, the Original Financials can no longer be relied upon. Similarly, related press releases, earnings releases, and investor communications describing the Original 2020 Financials should no longer be relied upon.

The Original 2020 10-K contained a qualified audit report on the Original 2020 Financial Statements, because Baker Tilly US, LLP (“Baker Tilly”), our independent registered public accounting firm, was unable to obtain audited financial statements of EJ Holdings supporting our equity in losses of EJ Holdings included in our reported net income and comprehensive income, nor were they able to satisfy themselves as to the equity in losses of the foreign affiliate by other auditing procedures. In light of the qualification, we arranged for Baker Tilly to audit EJ Holdings’ financial statements to the extent necessary to enable them to render an unqualified audit report.

Concurrently with the filing of this Current Report, we are filing with the SEC an amended and restated Annual Report on Form 10-K/A (the “Amended 2020 10-K”) containing our restated consolidated financial statements for the year ended December 31, 2020 (the “Restated 2020 Financial Statements”) reflecting changes resulting from the recently completed audit; specifically, increases of $254,000 in net income, $7,000 in other comprehensive income, $261,000 in equity method investment and $0.01 of earnings per share, and a decrease of $61,000 in deferred tax asset offset by an increase of valuation allowance from what was reported in the Original 2020 Financials. Net income as restated increased to $1.4 million from $1.1 million as originally reported compared, to a net loss of $54.8 million in 2019. The Amended 2020 10-K also contains a currently dated, unqualified audit report of Baker Tilly on the Restated 2020 Financial Statements.

These matters have been discussed with Baker Tilly.

We issued a press release regarding non-reliance on the Original 2020 Financials and the filing of our Amended 2020 10-K, a copy of which is included as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2021	Emmaus Life Sciences, Inc.

	By:	/s/ YASUSHI NAGASAKI
Name: Yasushi Nagasaki
Title: Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated August 10, 2021

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